EXHIBIT 99.1



                                       FOR IMMEDIATE RELEASE
                                       TUESDAY, MARCH 4, 1997

                                       CONTACTS:

                                       CARDINAL HEALTH, INC.
                                       Debra Dendahl Hadley
                                       Director, Investor Relations
                                       (614) 717-7481

                                       OWEN HEALTHCARE, INC.
                                       Stephen A. Drury
                                       Executive  Vice President
                                       (713) 777-8173



               HART-SCOTT-RODINO WAITING PERIOD EXPIRES FOR MERGER
                   BETWEEN CARDINAL HEALTH AND OWEN HEALTHCARE


              DUBLIN, OHIO, AND HOUSTON, TEXAS, MARCH 4, 1997 -- Cardinal Health, Inc. (NYSE: CAH) and Owen Healthcare, Inc. (NYSE: OWN) announced today that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act expired at midnight last night. The expiration of this waiting period satisfies a condition under the previously announced merger agreement between Cardinal and Owen. This agreement is being submitted to the shareholders of Owen for their approval at a special meeting scheduled to be held on March 18, 1997. Subject to such approval, and the satisfaction of other customary conditions, the companies expect to complete this transaction before the end of March.

              Owen Healthcare, Inc. is the nation's leading provider of fully integrated contract hospital pharmacy management services. The company currently has approximately 330 hospital pharmacy customers located in 43 states.

              Cardinal Health, Inc. based in Dublin, Ohio, is one of the country's leading health care service providers. The company provides an array of value-added pharmaceutical distribution services to a broad base of customers nationwide. Through a number of wholly-owned subsidiaries, Cardinal also provides a variety of pharmaceutical-related products and services.

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